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                                    EXHIBIT B

                               General Partners of
                              SV Associates V, L.P.
                                       and
                             SV ASSOCIATES VI, L.P.

                  Set forth below, with respect to each general partner of SV Associates V, L.P., and SV Associates VI, L.P. is the following: (a) name;
(b) business address and (c) citizenship.

1.       (a)      Peter C. Wendell

         (b)      c/o Sierra Ventures
                  3000 Sand Hill Road
                  Building Four, Suite 210
                  Menlo Park, CA 94025

         (c)      United States Citizen

2.       (a)      Jeffrey M. Drazan

         (b)      c/o Sierra Ventures
                  3000 Sand Hill Road
                  Building Four, Suite 210
                  Menlo Park, CA 94025

         (c)      United States Citizen

3.       (a)      David Schwab*

         (b)      c/o Sierra Ventures
                  3000 Sand Hill Road
                  Building Four, Suite 210
                  Menlo Park, CA  94025

         (c)      United States Citizen

*General partner of SV Associates VI, L.P. only.

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